SPARTECH CORPORATION
                      7777 Bonhomme Avenue - Suite 1001
                           Clayton, Missouri 63105

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MARCH 9, 1994



TO THE SHAREHOLDERS OF
SPARTECH CORPORATION

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Spartech Corporation will be held at the Holiday Inn, Clayton Plaza, 7730 Bonhomme Avenue, Clayton, Missouri 63105, on the ninth day of March, 1994 at 10:00 a.m. for the following purposes:

1. To elect three Class A directors, Thomas L. Cassidy, David B. Mueller, and

   Rodney H. Sellers, each to serve three year terms; constituting the Board of Directors slate of nominees.

2. To ratify management's selection of Arthur Andersen & Co. as auditors of the Company for the 1994 fiscal year.

3. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on January 10, 1994 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any and all adjournments thereof.

  Enclosed is a form of Proxy. Whether or not you presently expect to attend the meeting in person, management urges you to sign and return the Proxy, which you may revoke at any time prior to its use. A self-addressed, postage prepaid envelope is enclosed for your convenience in returning the signed Proxy.


                                     By Order of the Board of Directors



                                     /S/David B. Mueller


                                     David B. Mueller
St. Louis, Missouri                  Vice President of Finance,
January 26, 1994                     Chief Financial Officer and Secretary

                            SPARTECH CORPORATION
                               PROXY STATEMENT
                       ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MARCH 9, 1994

To Our Shareholders:

  The enclosed Proxy is solicited by the Board of Directors of Spartech Corporation (the "Company" or "Spartech") for use at the Annual Meeting of Shareholders of the Company to be held at the Holiday Inn, Clayton Plaza, 7730 Bonhomme Avenue, Clayton, Missouri 63105, on the ninth day of March, 1994 at 10:00 a.m. and at any and all adjournments thereof. All expenses incident to the preparation and mailing of the Proxy Statement and form of Proxy are to be paid by the Company. In addition to solicitations by mail, a number of regular employees of the Company may solicit Proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries, for reasonable costs incurred by them in transmitting Proxy materials to the beneficial owners of the Company's stock.

  The persons named in the accompanying Proxy were selected by the Board of Directors of the Company. Two are directors of the Company and one is an officer. They have advised the Company of their intentions, if no contrary instructions are given, to vote the shares represented by all properly executed and unrevoked Proxies received by them for the Board of Directors' nominees for director and for management proposal 2, as set forth in the Notice of the Meeting, and on any other matter which may come before the meeting in accordance with their best judgment.

  This Proxy Statement and Proxies solicited hereby are being first sent or delivered to shareholders of the Company on or about January 28, 1994. Any shareholder given a Proxy has the right to revoke it by notifying the Secretary of the Company of such revocation, in writing, at any time before its exercise. Execution of the Proxy will not in any way affect the shareholder's right to attend the meeting and vote in person.


                    OUTSTANDING SHARES AND VOTING RIGHTS

  The outstanding voting securities of the Company on December 16, 1993, consisted of 7,913,235 shares of common stock, entitled to one vote per share, and the following series of preferred stock, which carry the voting rights indicated:

     Preferred                          Number of         Equivalent Common
       Stock                            Preferred Shares       Share Voting
      Series            Holder            Outstanding           Rights

     Series L    Vita International
                   Limited                    373,500              1,721,247
     Series M    The TCW Group                343,200              1,572,500
     Series N    Home Life Insurance
                   Company                     60,000                274,913

  Accordingly, a total of 11,481,895 votes may be cast at the Annual Meeting. As a result of their common stock and preferred stock ownership, Vita International Limited ("Vita"); TCW Special Placements Fund I; TCW Special Placements Fund II and TCW Capital, all California limited partnerships (collectively "The TCW Group" or "TCW"); officers, and current directors as a group (which also include the Vita, TCW and Winslow Management Company shares) have voting authority over the following votes which may be cast; although there is no requirement or understanding that Vita, TCW, officers, or current directors as a group will vote congruently:

              Group                  Number of Votes    Percentage

        Vita                          3,571,247            31.1%
        TCW                           2,317,790            20.2%
        Vita, TCW, Officers, and
         Current Directors as a
         Group                        6,727,026            58.6%

  With respect to proposal 1, a plurality of the votes present in person or represented by Proxy at the meeting is required to elect directors. With respect to proposal 2, a majority of the votes present in person or represented by Proxy at the meeting is required to adopt such proposal. Abstentions are counted in the number of shares present in person or represented by Proxy for purposes of determining whether a proposal has been approved, whereas broker non-votes are not counted for such purposes.

  Vita, TCW, officers, and certain directors as a group, comprising 58.6% of the votes which may be cast at the Annual Meeting, have indicated their intentions to vote for the Board of Directors' nominees for director and for management proposal 2. One current director, whose term as a director expires at the 1994 Annual Meeting, holds 4,109 votes and has not indicated his voting intentions.

  Only shareholders of record at the close of business on January 10, 1994, will be entitled to receive notice of and to vote at the Annual Meeting and at any and all adjournments thereof. A majority of the outstanding shares of stock entitled to vote must be represented at the meeting in person or by Proxy to constitute a quorum.


                            ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes. Classes A and B have three directors each and Class C has two directors. All directors hold office for a term of three years. Class A directors hold office until the Annual Meeting of Shareholders in 1997, Class B directors hold office until the Annual Meeting of Shareholders in 1995, and Class C directors will hold office until the Annual Meeting of Shareholders in 1996 and, in each case, until their successors are duly elected and qualified.

  The Board of Directors proposes that Thomas L. Cassidy and Rodney H. Sellers, present directors of the Company, and David B. Mueller be elected Class A directors constituting the Board of Directors' slate of nominees. Vita, TCW, officers, and certain directors as a group, comprising 6,722,917 votes, have informed the Company that they intend to cast their votes "for" these Board nominees. One current director, whose term as a director expires at the 1994 Annual Meeting, holds 4,109 votes and has not indicated his voting intentions.

  The members of the Company's Board of Directors, whose terms will continue after the meeting, and the nominees for election to the Board, with certain information about each of them, including their principal occupations for the last five years, are listed below.

        NAME              PRINCIPAL OCCUPATION AND OTHER INFORMATION


John F. Arning     Director.  Mr. Arning, age 68, has been a member of the
                   Board since January 1992. He is a retired partner of the law firm Sullivan & Cromwell, having held that position from January 1957 through his retirement on January 1, 1992. Mr. Arning also serves as a director of Box Energy
                   Corporation.  His term as director expires at the 1995
                   Annual Meeting.

      NAME         PRINCIPAL OCCUPATION AND OTHER INFORMATION

Bradley B. Buechler
                   President, Chief Executive and Chief Operating Officer and Director. Mr. Buechler, age 45, has been a member of the Board since February 1984. He is a CPA and was with Arthur Andersen & Co. prior to joining the Company in 1981. He was Corporate Controller and Vice President, Finance of the Company from 1981 to 1984. He became Chief Operating Officer of the Company in 1985, the Company's President in 1987, and Chief Executive Officer effective October 1, 1991. Mr. Buechler is the current Chairman of the Sheet Producers Division of the Society of Plastics Industry. His term as director expires at the 1995 Annual Meeting.

Thomas L. Cassidy
                   Director. Mr. Cassidy, age 65, has been a member of the Board since February 1986. He has been a managing director of The Trust Company of the West and a senior partner of TCW Capital since 1984. Prior to 1984, he was a managing director of The First Boston Corporation. Mr. Cassidy serves on the Board of Directors of Federal Paper Board Company, Inc., DeVlieg - Bullard, Inc., and Holnam, Inc. Mr. Cassidy is currently standing for reelection.

W.R. Clerihue      Chairman of the Board and Director.  Mr. Clerihue, age 70,
                   has been a member of the Board since February 1990. He became Chairman of the Board effective October 1, 1991.
                   Mr. Clerihue is currently a consultant and also a director of Federal Paper Board Company, Inc., New York. He is retired from Celanese Corporation with his last position at Celanese being Executive Vice President and Chief of
                   Staff.  His term as director expires at the 1996 Annual
                   Meeting.

Francis J. Eaton   Director.  Mr. Eaton, age 54, has been a member of the
                   Board since December 1989. He is a polymer technologist and, after joining British Vita PLC in 1958, became
                   General Manager of the Industrial Polymer Division in
                   1971.  He was appointed to British Vita's Board of
                   Directors in 1975 and became their Deputy Chief Executive
                   Officer effective October 1, 1991. Mr. Eaton is a council member of both RAPRA Technology Ltd. and the British
                   Rubber Manufacturer's Association in the United Kingdom.
                   His term as director expires at the 1995 Annual Meeting.

David B. Mueller   Vice President, Chief Financial Officer and Secretary.
                   Mr. Mueller, age 40, is a CPA and was with Arthur Andersen
                   & Co. from 1974 through 1981. He was Corporate Controller of Apex Oil Company, a large independent oil company, from 1981 through 1988. He became Vice President and Chief
                   Financial Officer of the Company in 1988 and was named
                   Secretary in 1991. Mr. Mueller is being nominated to become the Company's eighth Board Member, effective at the time of an affirmative vote, at the 1994 Annual Meeting.

Jackson W. Robinson
                   Director. Mr. Robinson, age 51, is President of Winslow Management Company, having held that position since 1983. He is also director of Merlin International Green Investment Trust, Jupiter European Investment Trust, National Gardening Association, and Suffield Academy. His term as director expires at the 1996 Annual Meeting.

Rodney H. Sellers  Director.  Mr. Sellers, age 47, has been a member of the
                   Board since December 1989. He is a Chartered Accountant in the United Kingdom. He joined British Vita PLC in 1971, was appointed to British Vita's Board of Directors in 1974 and on July 1, 1990, he became their Chief Executive. Mr. Sellers is currently standing for reelection.

  Of the current members and the one nominee of the Company's Board of Directors, three were nominated by significant shareholders of the Company. Messrs. Eaton and Sellers were nominated by Vita, and Mr. Cassidy was nominated by the TCW Group. On April 13, 1992, the Company's Board of Directors amended the Company's By-laws so as to require, with respect to certain significant matters affecting the Company, the affirmative vote of at least 50% of the members of the Board, so long as a director nominated by each of Vita and TCW is included in such 50% vote. Prior to the April 13, 1992 By-laws amendment, such affirmative vote percentage was 85%. Matters requiring the aforesaid 50% vote include (i) merger or consolidation of the Company with another corporation, (ii) sale or transfer of more than 25% of the Company's assets or recommended acceptance of any offer or proposal to acquire or acquisition of securities of the Company or involving the Company's assets, (iii) purchase or acquisition of substantially all of another corporation's assets, (iv) the Company's engaging in any new business or ceasing to engage in an existing business, (v) issuance of shares of capital stock or any options or warrants to purchase capital stock other than pursuant to exercise or conversion of outstanding securities of the Company, (vi) approval of, amendments, extensions to or cancellations of employment agreements with executives of the Company, (vii) incurrence or renewal of indebtedness exceeding $500,000, (viii) redemption of preferred stock or acquisitions of preferred or common stock of the Company from an interested shareholder. Any merger, acquisition or business transaction with Vita or TCW, or any acquisition or redemption of shares of common or preferred stock from Vita or TCW will require a majority of directors other than directors designated by such interested shareholder.

  The Board of Directors recommends that shareholders vote FOR the Board of Directors' slate of nominees standing for election.


                    MEETINGS AND COMMITTEES OF THE BOARD
                        AND REMUNERATION OF DIRECTORS

  During fiscal 1993, the Board formally met four times. No director attended fewer than 75% of the formal meetings of the Board and Board Committees of which he was a member, with the exception of Messrs. Eaton and Sellers who, because of long and costly international travel requirements, alternate their attendance at the meetings.

  The Board has an Audit Committee currently consisting of Messrs. Arning, Clerihue, Eaton, Robinson, and Powers (whose term as a director will expire at the 1994 Annual Meeting), which formally met twice during fiscal 1993.
The Audit Committee's function is to recommend the appointment of independent accountants to audit the Company's financial statements and to perform other services related to the audit; review the scope and results of the audit with the independent accountants; review with management and the independent accountants the Company's interim and year-end operating results; consider the adequacy of the internal accounting and auditing procedures of the Company; and review the non-audit services to be performed by the independent accountants and consider the effect of such performance on the accountants' independence.

  The Board has a Compensation Committee currently consisting of Messrs. Arning, Clerihue and Eaton which formally met twice during fiscal 1993. The Compensation Committee's function is to review all compensation arrangements in excess of $100,000 per annum, as well as any employment contract, and to set the operating earnings target used in the computation of Mr. Buechler's and Mr. Mueller's annual bonuses.

  The Board does not have a Nominating Committee.

  Each non-management director receives an annual fee of $24,000, plus reimbursable expenses for meetings attended. In addition, the Company pays an annual fee of $26,000 to British Vita PLC for services provided to the Company by one of its directors. Mr. Clerihue, the Company's Chairman of the Board, receives $36,000 per annum for service to the Company in lieu of his normal annual non-management director's fee.

  Certain non-management directors have received options to purchase common stock of the Company. Terms of the options were determined at the time of grant and the options were issued outside any of the Company's compensation plans. Such options granted were as follows:

                        Options       Grant       Expiration     Exercise
     Recipient          Granted       Date           Date         Price

John F. Arning           30,000     Jan. 1992      Jan. 1997      $1.625
W.R. Clerihue            30,000     Dec. 1990      Dec. 1995      $2.15

  The Board of Directors terminated the Company's Employment Agreement with Lawrence M. Powers in accordance with its provisions, and he resigned as the Company's Chairman of the Board and Chief Executive Officer, effective October 1, 1991. Pursuant to the severance provisions of his Employment Agreement, otherwise expiring October 31, 1992, Mr. Powers received severance payments totaling $1,963,727 and options to purchase 400,000 shares of the Company's common stock at an exercise price of $1.25 per share. In addition, the Board extended the term of all options held by Mr. Powers to December 31, 1997 and lifted all restrictions (other than state and Federal securities laws restrictions) on exercise or sale of the shares underlying all such options from November 1, 1991 forward, and agreed that Mr. Powers' option price will be reduced in the future, to the extent the prices of any options currently held by Mr. Buechler are reduced (or made the subject of new options at a lower price). After such issuance of the aforementioned options, in total, Mr. Powers held options to purchase 1,871,201 shares of the Company's common stock at an average price of $3.02 per share. During the period October 31, 1992 through December 16, 1993, Mr. Powers sold 220,755 shares of stock he owned outright and exercised options on 140,000 additional shares of stock of which 135,891 shares were sold during the period. As of December 16, 1993, Mr. Powers holds 4,109 shares of stock and options to purchase 1,731,201 shares of the Company's common stock at an average price of $3.16 per share. Mr. Powers received 10% per annum interest from November 1, 1991 on the unpaid balance of his severance compensation. One-third of such compensation was paid on February 15, 1992 and the remaining two-thirds was paid on May 1, 1992.

  Effective November 1, 1991, the Company entered into a consulting agreement with Mr. Powers pursuant to which Mr. Powers will be available to consult with the Company regarding legal, financing and such other matters as the Board of Directors may request. Mr. Powers received $150,000 in fiscal 1992 and 1993 and will receive $150,000 in fiscal 1994 for these services under this three year consulting agreement requiring up to one-third of his time, regardless of usage of his time by the Company; there are no defenses, equities or set-offs to such consulting payments, which also shall be made regardless of views or positions taken by Mr. Powers on future transactions as a director of the Company. In addition, pursuant to his settlement arrangements associated with his termination, Mr. Powers received approximately $529,000 of the Company's 1992 settlement of a lawsuit which sought to recover damages incurred in connection with the Company's 1987 purchase of Favorite Plastics Corporation.

  On June 2, 1992, Mr. Powers filed a lawsuit in the United States District Court for the Southern District of New York against the Company, British Vita PLC, Rodney H. Sellers, Francis J. Eaton, Bradley B. Buechler, TCW Capital, TCW Special Placements Fund I, TCW Special Placements Fund II, Thomas L. Cassidy, and W.R. Clerihue. In the suit, Mr. Powers claims that, by reason of the Company's April 30, 1992 debt-to-equity restructuring (which he had previously, on April 13, 1992, voted in favor of as a director) the Company should adjust his existing stock options, provide for the issuance of 167,744 additional shares of common stock to him and award to him attorney's fees and interest. Mr. Powers seeks judgment against the Company and the other defendants: (1) in excess of $13 million plus punitive damages, (2) requiring the Company to issue him an additional 167,744 shares of common stock, (3) requiring an adjustment increasing his then outstanding options to purchase the Company's common stock from 1,871,201 shares to 4,080,000 shares, and (4) for attorney's fees and interest. In June 1993, in responding to the Company's request for summary judgment, the Court ruled the Board of Director's decision to not adjust Mr. Powers' options was "final, binding and conclusive" unless Mr. Powers can establish the Board was not acting independently and that it could not have acted appropriately. Discovery was allowed to continue in this litigation. The Company believes Mr. Powers' litigation is without merit and intends to defend against it vigorously.

                           MANAGEMENT REMUNERATION

  The following table summarizes compensation earned or awarded to the Company's Chief Executive Officer and all other executive officers whose aggregate annual salary and bonuses exceeded $100,000 during fiscal 1993.


        Name and           Fiscal    Annual Compensation      Options/ All
Other
    Principal Position       Year Salary($) Bonus ($) Granted(#) Compensation

Bradley B. Buechler          1993 $271,949  $108,410        -      $45,782(1)
President, Chief Executive   1992 $216,350  $ 86,625  300,000      $41,665
 and Chief Operating Officer 1991 $200,000  $ 50,000  100,000      $ 2,612

David B. Mueller             1993 $160,807  $ 51,910        -      $27,931(1)
Vice President of Finance,   1992 $130,700  $ 41,500   60,000      $23,400
 Chief Financial Officer and 1991 $119,215  $ 30,000   10,000      $ 2,366
 Secretary


Daniel J. Yoder              1993 $110,110  $ 35,000    5,000      $18,652(1)
Vice President Engineering   1992 $104,135  $ 30,000        -      $ 1,774
 and Technology              1991 $ 98,710  $ 25,000        -      $ 1,438
__________________


(1) The amounts disclosed in this column for fiscal year 1993 include:

    (a) Company contributions to non-qualified defined contribution arrangements on behalf of Mr. Buechler, $43,338; and Mr. Mueller, $25,663.

    (b) Company matching contributions under the Company's 401(k) Savings and Investment Plan on behalf of Mr. Buechler, $2,444;
        Mr. Mueller, $2,268; and Mr. Yoder, $1,652.

    (c) Reimbursement of moving expenses on behalf of Mr. Yoder totaling $16,742 and payment of term life insurance premiums totaling $258.

  The following table summarizes option grants made during fiscal 1993 to the executive officers named above.

                        Individual Grants
                                 % of Total                        Potential Realizable
                                  Options                            Value at Assumed
                                 Granted to                        Annual Rates of Stock
                                 Employees                          Price Appreciation
                    Options    in Fiscal   Exercise  Expiration     For Option Term
        Name       Granted(#)     Year      Price       Date       5%($)      10%($)
Bradley B. Buechler         -          -           -            -         -           -

David B. Mueller            -          -           -            -         -           -

Daniel J. Yoder         5,000       4.3%       $3.00     12/10/97   $19,144     $24,158
/TABLE

  No executive officers named above exercised any options during fiscal 1993.
The following table summarizes all unexercised options at the end of fiscal
1993 for the executive officers named above.
                                    Number of
                              Unexercised Options at       Value of Unexercised
                                 Fiscal Year-End           In-the-Money Options
Name                        (All Currently Exercisable)     at Fiscal Year-End
Bradley B. Buechler                 788,212                       $475,000

David B. Mueller                     96,320                        $70,000

Daniel J. Yoder                       7,500                         $3,750

Employment Agreements

Messrs. Buechler and Mueller
  On July 1, 1992, the Company entered into Restated Employment Agreements (the "Agreements") with Messrs. Buechler and Mueller (collectively hereinafter the "Employees" and individually, an "Employee") which supersede the Employment Agreements and Management Continuity Agreements previously in effect with each of these Employees. The term of each Agreement commenced July 1, 1992 and shall continue until terminated by two years' written notice by the Company to the Employee or by one year's written notice from the Employee to the Company, such notice not to be given by the Company or the Employee before June 30, 1995. The Agreements provide for annual base salaries, subject to periodic review for cost of living and/or merit and other increases, of $250,000 for Mr. Buechler and $150,000 for Mr. Mueller, but with: (a) a bonus based upon the Company's earnings, (b) term life insurance of $1,250,000 for Mr. Buechler and $750,000 for Mr. Mueller and (c) annual contributions to a pension plan in an amount equal to 15% of each Employee's base salary.

  Each Employee shall be entitled to a lump sum severance benefit equal to two times Employee's then current base salary plus the aggregate amount of bonus paid or earned by the Employee in the two years prior to the date of such notice of termination, upon the occurrence of any of the following events: (a) if the Employee is terminated by the Company for any reason other than for "cause" as described below, or (b) if the Employee justifiably resigns and terminates his employment with the Company, provided that such voluntary termination occurs as permitted under Agreement as described below. If the Employee terminates his employment for any other reason pursuant to written notice as provided in the Agreement, he shall be entitled to a lump sum severance benefit equal to the sum of: (a) the Employee's then current base salary for one year, plus (b) one-half of the aggregate amount of bonus paid or earned by the Employee in the two years prior to the date of such written notice of termination.

  A termination for Cause shall have occurred only if such Employee's employment is terminated because he was convicted of a felony, or because of acts or omissions (including failure to follow the lawful instructions of the Company's Board of Directors) on such Employee's part resulting, or intended to result in, personal gain at the expense of the Company (including its subsidiaries) or intentional acts or omissions on such Employee's part causing material injury in excess of $1,000,000 to the property or business of the Company (including its subsid-iaries). Cause shall not include:(i) bad judgment or any act or omission reasonably believed by such Employee in good faith to have been in or not opposed to the best interest of the Company (including its subsidiaries);or(ii) any acts or omissions by such Employee in connection with any bid, tender or merger offer, restructuring proposals, or any controversy or litigation relating thereto (whether involving British Vita PLC or other persons), in which the Company may become involved, wherein such Employee's acts or omissions are the subject of controversy with any persons or firms involved in such matters.

  If any of the following events occur during the term of the Agreements, each Employee may voluntarily terminate and "justifiably resign" his employment immediately upon the occurrence of such event, and be entitled to the severance benefits described above: (a) any duties are assigned to such Employee or restrictions are placed on such Employee which are inconsistent with his position, duties, responsibilities and status as President and Chief Executive Officer in the case of Mr. Buechler and Vice President of Finance and Chief Financial Officer in the case of Mr. Mueller; or (b) such Employee's base salary, options and bonuses under such Employee's Agreement are not paid or delivered within seven days of such Employee's notice to the Company that such are due, or the Company takes action which otherwise adversely affects or materially reduces any other benefits or rights which such Employee is entitled to under such Employee's Agreement.

Mr. Yoder

  On June 30, 1992, the Company entered into an Employment Agreement (the "Agreement") with Mr. Yoder. The term of the Agreement extends to June 30, 1995 with annual base compensation, subject to periodic review for cost of living and/or merit and other increases, of $107,500. In addition, the Agreement requires the Company to maintain term life insurance in the amount of $250,000 for Mr. Yoder's designated beneficiaries for the term of the Agreement, all premiums thereon to be paid by the Company. The Agreement does not provide for a guaranteed minimum bonus; however, Mr. Yoder is eligible to receive discretionary bonuses based upon his performance and the overall results of the Company's operations.

Performance Graph

  The following graph compares cumulative total Company shareholder return for the last five years, with overall market performance as measured by the cumulative return of the American Stock Exchange market value index and a registrant-constructed peer group index, assuming an initial investment of $100 at the beginning of the period and the reinvestment of all dividends. The peer group index consists of the following companies: M.A. Hanna Company, specialty compounds; Dexter Corporation, specialty compounds; American Filtrona, filtration and plastic and packaging products; Gundle Environmental Systems, polyethylene lining systems; and Portage Industries Corporation, extruded plastic sheet. The Company believes certain management changes implemented in October, 1991 and the restructuring completed in April, 1992, have reversed the downward trend in share price and its performance relative to the market.


                            (ADD LINE GRAPH HERE)

                     BOARD COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION


To Our Shareholders:

  The Compensation Committee of the Board of Directors is responsible for establishing compensation levels for all executive officers of the Company and for any employee with base compensation in excess of $100,000 per annum, and for any employee with an employment contract. Our objective is to provide compensation that is fair and equitable to both the employee and the Company. Consideration is given to the employee's overall responsibilities, professional qualifications, business experience, technical expertise and their resultant combined value to the Company's long-term performance and growth.

  In establishing compensation levels for the Chief Executive Officer and Chief Financial Officer, we consulted an independent survey published by the accounting firm of Ernst & Young entitled, "Midwest's Top 400 Public Companies 1991 Executive Compensation". Base salaries, when combined with anticipated bonuses, were established at levels approximating the average reported for companies of comparable size to Spartech Corporation. Annual bonuses for these two employees are based on the operating results of the Company. The bonuses are computed using a graduated formula which is based on the achievement of operating earnings versus a target established at the beginning of each year by our Committee.

  The Compensation Committee also reviews the stock options to be awarded to all employees and has changed the employment contracts for the Chief Executive Officer and Chief Financial Officer to provide for periodic reviews and awards instead of the previous contractual annual award requirements. Future stock option awards will be granted to these individuals based upon performance.

  The Compensation Committee periodically reviews the compensation levels we established for each employee for whom we are responsible and approves adjustments recommended by the Chief Executive Officer for changes in responsibility for various executives of the Company or economic conditions. We believe that by providing fair and equitable compensation levels, the Company will continue to attract and maintain qualified individuals who are dedicated to the long-term performance and growth of Spartech Corporation.



          John F. Arning          W.R. Clerihue          Francis J. Eaton
                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS AND MANAGEMENT

  The following table identifies the aggregate of shares of common stock and equivalent common share voting rights of preferred stock beneficially owned by each director, by each executive officer, by the executive officers and directors as a group, and by all persons known to the Company as of December
16, 1993, to be the beneficial owner of more than 5% of the 7,913,235 shares of common stock outstanding as of that date:

                                     Number        Percentage
                                       of              of                               Number
                                  Outstanding      Outstanding                            of
                                     Common          Common                             Shares        Percentage
                                   Shares and      Shares and           Number        Beneficially     of Class
                                   Equivalent      Equivalent             of             Owned       Outstanding
                                     Voting          Voting             Shares         Including      Including
                                    Rights of       Rights of         Subject to        Options        Options
                                    Preferred       Preferred         Options and         and            and
                                      Stock           Stock           Conversions     Conversions    Conversions
Title       Name and Address      Beneficially     Beneficially      of Preferred     of Preferred   of Preferred
of Class    of Beneficial Owner      Owned            Owned              Stock            Stock          Stock

 Common     Directors and
Stock and     Executive Officers:
Equivalent
  Voting   John F. Arning
Rights of     201 East 28th Street
Preferred     New York, NY 10016      10,000(1)        0.1%              30,000(2)           40,000     0.2%
 Stock
         Bradley B. Buechler
         7777 Bonhomme Avenue
         Suite 1001
         Clayton, MO 63105            33,557(1)        0.3%             868,212(2)          901,769     3.6%

         Thomas L. Cassidy(3)
         200 Park Avenue
         New York, NY 10166        2,317,790(1)       20.2%           6,289,998(4)        7,035,288(5) 28.1%

         W.R. Clerihue
         Suite 714 Harbour Center
         555 West Hastings Street
         Vancouver, B.C.
         Canada V6B 4N5                    -(1)          -               30,000(2)           30,000     0.1%

         Francis J. Eaton(6)
         Soudan Street
         Middleton, Manchester
         M24 2DB England           3,571,247(1)       31.1%           6,884,987(4)        8,734,987(5) 34.9%

         Lawrence M. Powers
         47 Beech Road
         Englewood, NJ 07631           4,109(1)          -            1,731,201(2)        1,735,310     6.9%

         Jackson W. Robinson(7)
         24 Federal Street
         Suite 580
         Boston, MA 02110            790,100           6.9%                   -             790,100     3.2%

                                     Number        Percentage
                                       of              of                               Number
                                  Outstanding      Outstanding                            of
                                     Common          Common                             Shares        Percentage
                                   Shares and      Shares and           Number        Beneficially     of Class
                                   Equivalent      Equivalent             of             Owned       Outstanding
                                     Voting          Voting             Shares         Including      Including
                                    Rights of       Rights of         Subject to        Options        Options
                                    Preferred       Preferred         Options and         and            and
                                      Stock           Stock           Conversions     Conversions    Conversions
Title       Name and Address      Beneficially     Beneficially      of Preferred     of Preferred   of Preferred
of Class    of Beneficial Owner      Owned            Owned              Stock            Stock          Stock


 Common    Rodney H. Sellers(6)
 Stock and Soudan Street
Equivalent Middleton, Manchester
  Voting   M24 2DB England         3,571,247(1)       31.1%           6,884,987(4)        8,734,987(5) 34.9%
Rights of
Preferred     David B. Mueller
 Stock     7777 Bonhomme Avenue
         Suite 1001
         Clayton, MO 63105                 3(1)          -              136,320(2)          136,323     0.5%

         Daniel J. Yoder
         7777 Bonhomme Avenue
         Suite 1001
         Clayton, MO 63105               220(1)          -               17,500(2)           17,720     0.1%

         All Directors and
         Executive Officers as a
         Group (10 persons)        6,727,026(1)       58.6%          15,988,218(8)       19,421,497(5) 77.7%

         Other Beneficial Owners
         In Excess of 5% of the Common
         Shares Outstanding:

         Vita International Limited(6)
         Soudan Street
         Middleton, Manchester
         M24 2DB England           3,571,247(1)       31.1%           6,884,987(4)        8,734,987(5) 34.9%

         The TCW Group(3)(9)
         c/o TCW Special
          Placements Fund I
         200 Park Avenue
         New York, NY  10166       2,317,790(1)       20.2%           6,289,998(4)        7,035,288(5) 28.1%

         Froley, Revy
         Investment Co., Inc.
         10900 Wilshire Blvd.
         Los Angeles, CA  90024      912,360(10)       7.9%                   -             912,360     3.6%

         Winslow Management Company (7)
         24 Federal Street
         Suite 580
         Boston, MA  02110           790,100(10)       6.9%                   -             790,100     3.2%

         Fidelity Investments
         82 Devonshire Street
         Boston, MA  02109           736,000           6.4%                   -             736,000     2.9%

NOTES:

(1) Does not include shares issuable upon exercise of options or conversions of preferred stock. Includes the following equivalent common share voting rights associated with the preferred stock held by the beneficial owner indicated: 1,572,500 voting rights in the case of the TCW Group; 1,721,247 voting rights in the case of Vita International Limited; and 3,293,747 voting rights in the case of all current directors and executive officers as a group.

(2) Represents common shares issuable upon exercise of options (all presently exercisable) held by the beneficial owner indicated. Does not include the following common shares issuable upon exchange of the Company's 9% Convertible Subordinated Debentures: 10,142 shares in the case of Mr. Mueller.

(3) Mr. Cassidy, a director, is managing director of Trust Company of the West and is a senior partner of TCW Capital.

(4) Represents common shares issuable upon conversion of the preferred stock held by the beneficial owner indicated.

(5) Does not include the following equivalent common share voting rights associated with the preferred stock held by the beneficial owner indicated:
1,572,500 voting rights in the case of the TCW Group; 1,721,247 voting rights in the case of Vita International Limited; and 3,293,747 voting rights in the case of all current directors and executive officers as a group.

(6) Messrs. Eaton and Sellers, each a director of the Company, are also directors of British Vita PLC and Vita International Limited.

(7)  Mr. Robinson, a director, is President of Winslow Management Company.

(8) Includes 2,813,233 common shares issuable upon exercise of options (all presently exercisable) and 13,174,985 common shares issuable upon conversion of preferred stock. Does not include common shares issuable upon conversion of the Company's 9% Convertible Subordinated Debentures (See Note 2).

(9) The TCW Group is comprised of TCW Special Placements Fund I, TCW Special Placements Fund II and TCW Capital, all California limited partnerships.

(10) Froley, Revy Investment Co., Inc. and Winslow Management Company are deemed to be beneficial owners since they have power of investment decision over these shares of common stock for several unrelated clients. These shares were originally issued as part of the Company's April 30, 1992 debt-to-equity restructuring and not with a view toward effecting a change in control of the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1993 all Section 16(a) filing requirements were complied with. However, in fiscal 1992, each of TCW and Vita failed to file Form 4 Reports covering a restructuring of the Company's capitalization in which TCW converted Company notes into the Company's Series M Preferred Stock and Vita converted Series K Preferred Stock of the Company into Series L Preferred Stock of the Company. The Form 4 Reports have since been filed.

           PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors of the Company, on the recommendation of the Audit Committee, appointed Arthur Andersen & Co. as independent auditors of the Company for fiscal 1994. The Board proposes that the shareholders ratify at this meeting the appointment of Arthur Andersen & Co. as independent auditors for fiscal 1994. Arthur Andersen & Co. has served as the Company's independent auditors since fiscal 1986. The Company has had no disagreements with Arthur Andersen & Co. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

  Arthur Andersen & Co. has advised the Company that its representatives will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  The Board of Directors recommends that shareholders vote FOR this proposal.


              DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

  Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the notice of the meeting and it does not know of any business which persons other than management intend to present at the meeting. Should any other matter requiring a vote of the shareholders arise, the Proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such Proxies discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.


                          PROPOSALS OF SHAREHOLDERS

  Proposals of shareholders intended to be presented at the 1995 Annual Meeting of the Shareholders of the Company must be received by the Company, for inclusion in its Proxy Statement and form of Proxy relating to that meeting, by December 31, 1994.

  Shareholders are urged to sign, date and return promptly the enclosed Proxy in the accompanying envelope, which requires no postage if mailed in the United States. Your cooperation is appreciated.

                                 By Order of the Board of Directors


                                 /S/David B. Mueller


                                 David B. Mueller
                                 Vice President of Finance,
January 26, 1994                 Chief Financial Officer and Secretary

                                 Notice of Annual Meeting
                                 and Proxy Statement

                                 Annual Meeting of Shareholders
                                 March 9, 1994





























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